CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Savings Program for Employees of Praxair Puerto Rico B.V. and Its Participating Subsidiary Companies

EXHIBIT 23.01

We consent to the incorporation by reference in Registration Statement No. 333-228083 of Linde plc on Form S-8 of our report dated June 26, 2020, appearing in this Annual Report on Form 11-K of the Savings Program for Employees of Praxair Puerto Rico B.V. and Its Participating Subsidiary Companies as of and for the year ended December 31, 2019.

/s/ CohnReznick LLP
Hartford, Connecticut
June 26, 2020